SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 17, 2011

CENTRAL VALLEY COMMUNITY BANCORP

(Exact Name of Registrant as Specified in Charter)

California	000-31977	77-0539125
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7100 N. Financial Dr., Suite 101, Fresno, CA	93720
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (559) 298-1775

(Former Name or Former Address, if Changed Since Last Report)  Not Applicable

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                                    Entry Into a Material Definitive Agreement.

On August 18, 2011, Central Valley Community Bancorp, a California corporation (the “Company”), entered into a Securities Purchase Agreement (the “Purchase Agreement”) with the Small Business Lending Fund of the United States Department of the Treasury (the “Treasury”), under which the Company issued 7,000 shares of Senior Non-Cumulative Perpetual Preferred Stock, Series C (the “Preferred Shares”) to the Treasury for an aggregate purchase price of $7,000,000.  Simultaneously, the Company agreed with Treasury under a Letter Agreement (“Letter Agreement”) to redeem for an aggregate price of $7,000,000 7,000 shares of the Company’s Series A Fixed Rate Cumulative Perpetual Preferred Stock (“Series A Stock”) originally issued pursuant to the Treasury’s Capital Purchase Program (“CPP”) in 2009.  In connection with the repurchase of the Series A Stock, the Company has 15 days from the date of the Letter Agreement to notify Treasury of the Company’s intent to repurchase the warrant to purchase the Company’s Common Stock that was originally issued to Treasury in connection with the CPP transaction.  The Company plans to notify Treasury that it will repurchase the warrant.  A copy of each of the Purchase Agreement and the Letter Agreement is attached as an exhibit hereto and is incorporated herein by reference.

The Preferred Stock will qualify as Tier 1 capital and will pay non-cumulative dividends at an initial rate of 5% per annum.  The dividend rate may vary, but not exceed 5% for the first nine quarters, with any reductions in interest rate to be calculated by reference to increases over a baseline amount in the Company’s small business lending activities.  The Preferred Stock may be redeemed by the Company, or by Treasury in the event that it is statutorily prevented from continuing to hold the Preferred Stock.

The Preferred Stock was issued in a private placement exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended.

Item 3.02.                                                    Unregistered Sales of Equity Securities.

The information set forth under “Item 1.01 Entry into a Material Definitive Agreement” is incorporated by reference into this Item 3.02.

Item 3.03.                                                    Material Modification to Rights of Shareholders.

Under the Certificate of Determination for the Preferred Stock, as described in Item 5.03, the Company’s ability to declare or pay dividends or distributions or to repurchase its common or capital stock or other equity securities will be subject to restrictions in the event that the Company fails to declare and pay (or set aside a sum sufficient for payment) full dividends on the Preferred Stock. Under such dividend payment default, the holder of the Preferred Stock will have the right to elect two directors to the Board of Directors of the Company.

Item 5.02.                                                    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth under “Item 1.01 Entry into a Material Definitive Agreement” is incorporated by reference into this Item 5.02.

Item 5.03.                                                    Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 17, 2011, the Company filed a Certificate of Determination (the “Certificate of Determination”) with the California Secretary of State for the purpose of amending its Articles of Incorporation to fix the designations, preferences, limitations and relative rights of the Preferred Stock.  The Certificate of Determination is attached hereto as Exhibit 3.1 and is incorporated by reference herein.

Item 9.01                                                       FINANCIAL STATEMENTS AND EXHIBITS

(d)                                                Exhibits.

The following exhibits are filed herewith:

Exhibit Number	Description of Exhibit
3.1	Certificate of Determination for Preferred Stock
10.1	Securities Purchase Agreement, dated August 18, 2011, between the Company and the United States Department of Treasury
10.2	Letter Agreement, dated August 18, 2011, between the Company and the United States Department of Treasury

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Central Valley Community Bancorp

Date: August 19, 2011	By:	/s/ Daniel J. Doyle
Name: Daniel J. Doyle
Title: President and Chief Executive Officer (principal executive officer)